SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 23, 2001



                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                     333-87381                13-3411414
(State or other Jurisdiction          (Commission            (I.R.S. Employer
       Incorporation)                File Number)         Identification Number)


                                 245 Park Avenue
                            New York, New York 10167
                          (principal executive offices)
                                 (212) 272-2000


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Item 5.  OTHER EVENTS

           Description of the Certificates

           Bear Stearns Commercial Mortgage Securities Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-87381, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 2001-TOP4 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank Minnesota, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

           Computational Materials

           Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC, as underwriters of certain of the Certificates (the "Underwriters") have provided certain prospective purchasers of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B and Class C Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc., Wells Fargo Bank, National Association, Bear, Stearns Funding, Inc. and/or Morgan Stanley Dean Witter Mortgage Capital Inc. and under certain assumptions and scenarios.

Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)            Not applicable

           (b)            Not applicable

           (c)            Exhibits

EXHIBIT NO. 99 DESCRIPTION

           Computational Materials (as defined in Item 5) that have been provided by the Underwriters to certain prospective purchasers of the Offered Certificates.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October __, 2001

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


By: /s/ Michael Forastiere
   ------------------------
   Name: Michael Forastiere
   Title:  Vice President


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                                 EXHIBIT NO. 99